EXHIBIT 23

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of Lockheed Martin Corporation:

(1)	Registration Statement Number 33-58067 on Form S-3, dated March 14, 1995;

(2)	Registration Statement Numbers: 33-58073, 33-58075, 33-58077, 33-58079, 33-58081, 33-58085 and 33-58097 on Form S-8, each dated March 15, 1995;

(3)	Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement (Form S-4 No. 33-57645), dated March 15, 1995;

(4)	Registration Statement Number 33-63155 on Form S-8, dated October 3, 1995;

(5)	Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement Number 33-58083, dated January 22, 1997;

(6)	Registration Statement Numbers: 333-20117 and 333-20139 on Form S-8, each dated January 22, 1997;

(7)	Registration Statement Number 333-27309 on Form S-8, dated May 16, 1997;

(8)	Registration Statement Number 333-37069 on Form S-8, dated October 2, 1997;

(9)	Registration Statement Number 333-40997 on Form S-8, dated November 25, 1997;

(10)	Registration Statement Number 333-58069 on Form S-8, dated June 30, 1998;

(11)	Registration Statement Number 333-69295 on Form S-8, dated December 18, 1998;

(12)	Registration Statement Number 333-92197 on Form S-8, dated December 6, 1999;

(13)	Registration Statement Number 333-92363 on Form S-8, dated December 8, 1999;

(14)	Post-Effective Amendments No. 2 and 3 on Form S-8 to the Registration Statement Number 333-78279, each dated August 3, 2000;

(15)	Registration Statement Number 333-43048 on Form S-3, dated August 4, 2000;

(16)	Registration Statement Number 333-56926 on Form S-8, dated March 12, 2001;

(17)	Registration Statement Number 333-84154 on Form S-8, dated March 12, 2002;

(18)	Registration Statement Number 333-105118 on Form S-8, dated May 9, 2003;

(19)	Post-Effective Amendment No. 1 to Registration Statement Number 333-108333 on Form S-3, dated January 13, 2004;

(20)	Registration Statement Number 333-109725 on Form S-4, dated February 9, 2004; and

(21)	Registration Statement Number 333-110625 on Form S-4, dated February 9, 2004.

of our report dated January 27, 2004, with respect to the consolidated financial statements of Lockheed Martin Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

ERNST & YOUNG LLP

McLean, Virginia

March 1, 2004